Exhibit 10.4

UNITED STATES OF AMERICA
Before the
OFFICE OF THRIFT SUPERVISION

)
In the Matter of	)	Order No.: CN 11-25
)
)
METABANK	)	Effective Date: July 15, 2011
)
)
Storm Lake, Iowa	)
OTS Docket No. 05902)
)

STIPULATION AND CONSENT TO ISSUANCE OF ORDER TO CEASE AND DESIST

WHEREAS, the Office of Thrift Supervision (OTS), acting by and through its Regional Director for the Central Region (Regional Director), and based upon information derived from the exercise of its regulatory and supervisory responsibilities, has informed MetaBank, Storm Lake, Iowa, OTS Docket No. 05902 (Association) that the OTS is of the opinion that grounds exist to initiate an administrative proceeding against the Association pursuant to 12 U.S.C. § 1818(b);

WHEREAS, the Regional Director, pursuant to delegated authority, is authorized to issue Orders to Cease and Desist where a savings association has consented to the issuance of an order; and

WHEREAS, the Association desires to cooperate with the OTS to avoid the time and expense of such administrative cease and desist proceeding by entering into this Stipulation and Consent to the Issuance of Order to Cease and Desist (Stipulation) and, without admitting or denying that such grounds exist, but only admitting the statements and conclusions in Paragraphs

MetaBank
Stipulation and Consent to Issuance of Order to Cease and Desist

1 and 2 below concerning Jurisdiction, hereby stipulates and agrees to the following terms:

Jurisdiction.

1.             The Association is a “savings association” within the meaning of 12 U.S.C. § 1813(b) and 12 U.S.C. § 1462(4).  Accordingly, the Association is an “insured depository institution” as that term is defined in 12 U.S.C. § 1813(c).

2.             Pursuant to 12 U.S.C. § 1813(q), the Director of the OTS is the “appropriate Federal banking agency” with jurisdiction to maintain an administrative enforcement proceeding against a savings association.  Therefore, the Association is subject to the authority of the OTS to initiate and maintain an administrative cease and desist proceeding against it pursuant to 12 U.S.C. § 1818(b).

OTS Findings of Fact.

3.             Based on a comprehensive examination of the Association dated April 5, 2010

(2010 ROE), the OTS finds that the Association has engaged in the following violations of law or regulation:

(a)           12 C.F.R. § 563.177(c)(1) (requiring the development of a system of internal controls to assure ongoing compliance with Bank Secrecy Act and Anti Money Laundering (BSA/AML) regulations);

(b)           12 C.F.R. § 563.177(b)(2) (requiring the implementation of a customer identification program as part of the BSA compliance program);

(c)           15 U.S.C. § 45(a)(1) (prohibiting unfair or deceptive acts or practices); and

(d)           12 C.F.R. § 563.27 (prohibiting savings associations from using any advertising or making any representation that is inaccurate in any particular way or misrepresents in any way its services, contracts, investments, or financial condition).

MetaBank
Stipulation and Consent to Issuance of Order to Cease and Desist

4.             The OTS finds that the Association has engaged in unsafe or unsound banking practices that have resulted in it operating: (a) without adequate internal controls, management information systems, and internal audit reviews of its third party sponsorship arrangements; and (b) without adequate information technology (“IT”) policies and procedures as described in the 2010 ROE.

Consent.

5.             The Association consents to the issuance by the OTS of the accompanying Order to Cease and Desist (Order).  The Association further agrees to comply with the terms of the Order upon the Effective Date of the Order and stipulates that the Order complies with all requirements of law.

Finality.

6.             The Order is issued by the OTS under 12 U.S.C. § 1818(b).  Upon the Effective Date, the Order shall be a final order, effective, and fully enforceable by the OTS under the provisions of 12 U.S.C. § 1818(i).

Waivers.

7.             The Association waives the following:

(a)            the right to be served with a written notice of the OTS’s charges against it as provided by 12 U.S.C. § 1818(b) and 12 C.F.R. Part 509;

(b)           the right to an administrative hearing of the OTS’s charges as provided by 12 U.S.C. § 1818(b) and 12 C.F.R. Part 509;

(c)            the right to seek judicial review of the Order, including, without limitation, any such  right provided by 12 U.S.C. § 1818(h), or otherwise to challenge the validity of the Order; and

MetaBank
Stipulation and Consent to Issuance of Order to Cease and Desist

(d)           any and all claims against the OTS, including its employees and agents, and any other governmental entity for the award of fees, costs, or expenses related to this OTS enforcement matter and/or the Order, whether arising under common law, federal statutes or otherwise.

OTS Authority Not Affected.

8.             Nothing in this Stipulation or accompanying Order shall inhibit, estop, bar, or otherwise prevent the OTS from taking any other action affecting the Association if at any time the OTS deems it appropriate to do so to fulfill the responsibilities placed upon the OTS by law.

Other Governmental Actions Not Affected.

9.             The Association acknowledges and agrees that its consent to the issuance of the Order is solely for the purpose of resolving the matters addressed herein, consistent with Paragraph 8 above, and does not otherwise release, discharge, compromise, settle, dismiss, resolve, or in any way affect any actions, charges against, or liability of the Association that arise pursuant to this action or otherwise, and that may be or have been brought by any governmental entity other than the OTS.

Miscellaneous.

10.           The laws of the United States of America shall govern the construction and validity of this Stipulation and of the Order.

11.           If any provision of this Stipulation and/or the Order is ruled to be invalid, illegal, or unenforceable by the decision of any Court of competent jurisdiction, the validity, legality, and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby, unless the Regional Director in his or her sole discretion determines otherwise.

12.           All references to the OTS in this Stipulation and the Order shall also mean any of the OTS’s predecessors, successors, and assigns.

MetaBank
Stipulation and Consent to Issuance of Order to Cease and Desist

13.           The section and paragraph headings in this Stipulation and the Order are for convenience only and shall not affect the interpretation of this Stipulation or the Order.

14.           The terms of this Stipulation and of the Order represent the final agreement of the parties with respect to the subject matters thereof, and constitute the sole agreement of the parties with respect to such subject matters.

15.           The Stipulation and Order shall remain in effect until terminated, modified, or suspended in writing by the OTS, acting through its Regional Director or other authorized representative.

Signature of Directors/Board Resolution.

16.           Each Director signing this Stipulation attests that he or she voted in favor of a Board Resolution authorizing the consent of the Association to the issuance of the Order and the execution of the Stipulation.  This Stipulation may be executed in counterparts by the directors after approval of execution of the Stipulation at a duly called board meeting.

[Remainder of Page Intentionally Left Blank]

MetaBank
Stipulation and Consent to Issuance of Order to Cease and Desist

WHEREFORE, the Association, by its directors, executes this Stipulation.

METABANK	Accepted by:
Storm Lake, Iowa	Office of Thrift Supervision

/s/ James S. Haahr	By:	/s/ Daniel T. McKee
James S. Haahr, Chairman		Daniel T. McKee
Regional Director, Central Region

/s/ E. Thurman Gaskill	Date:	See Effective Date on page 1
E. Thurman Gaskill, Director

/s/ J. Tyler Haahr
J. Tyler Haahr, Director

/s/ Bradley C. Hanson
Bradley C. Hanson, Director

/s/ Frederick V. Moore
Frederick V. Moore, Director

/s/ Rodney G. Muilenburg
Rodney G. Muilenburg, Director

/s/ Jeanne Partlow
Jeanne Partlow, Director

MetaBank
Stipulation and Consent to Issuance of Order to Cease and Desist